      As Filed With the Securities and Exchange Commission on July 24, 2001

                                                  Registration No. 333-
                                                                       ---------

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                                  AMSURG CORP.
             (Exact name of registrant as specified in its charter)

                  TENNESSEE                          62-1493316
       (State or other jurisdiction of            (I.R.S. Employer
       incorporation or organization)            Identification No.)


          20 BURTON HILLS BOULEVARD                     37215
            NASHVILLE, TENNESSEE                     (Zip Code)
  (Address of Principal Executive Offices)


                                  AMSURG CORP.
                      1997 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full title of the plan)

                                 CLAIRE M. GULMI
                            20 BURTON HILLS BOULEVARD
                           NASHVILLE, TENNESSEE 37215
                     (Name and address of agent for service)

                                 (615) 665-1283
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------

Title of securities      Amount to be          Proposed maximum          Proposed maximum            Amount of
  to be registered        registered          offering price per        aggregate offering       registration fee
                                                     share                     price
====================================================================================================================
 Common Stock (1)     690,000 shares (2)          $27.075 (3)             $18,681,750 (3)            $4,670.44
====================================================================================================================

(1) Formerly Class A Common Stock. Pursuant to a plan of reclassification effective July 12, 2001, each share of Class A Common Stock was reclassified as one share of Common Stock pursuant to the Second Amended and Restated Charter of the Registrant and options to purchase Class A Common Stock become options to purchase the same number of shares of Common Stock.

(2) Represents 690,000 shares reserved for issuance pursuant to future grants under the Registrant's 1997 Stock Incentive Plan.

(3) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and are based on average of the high and low price per share of the Registrant's Common Stock as reported on The Nasdaq Stock Market's National Market (the "National Market") on July 17, 2001.

                      REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of Common Stock, no par value, of AmSurg Corp., a Tennessee corporation (the "Registrant"), for the Registrant's 1997 Stock Incentive Plan, as amended.

          INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENTS

         The Registration Statement on Form S-8 (Registration No. 333-41961) previously filed by the Registrant with the Securities and Exchange Commission on July 28, 1998, as amended, is hereby incorporated by reference.

Item 8.  Exhibits

Exhibit Number    Description
--------------    --------------------------------------------------------------

4.1 AmSurg Corp. 1997 Stock Incentive Plan, as amended (Restated for SEC filing purposes only)

4.2 Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form
                  10/A-4 (filed with the Commission on July 13, 2001))

4.3               Article 7 of the Company's Second Amended and Restated Charter
                  (incorporated by reference to Exhibit 3.1 to the Registration
                  Statement on Form 10/A-4 (filed with the Commission on July
                  13, 2001))

4.4               Article 2 of the Company's Amended and Restated Bylaws
                  (incorporated by reference to Exhibit 3.2 to the Registration
                  Statement on Form 10, as amended (filed with the Commission on March 11, 1997))

4.5               First Amendment to the Company's Amended and Restated Bylaws

4.6               Second Amended and Restated Rights Agreement dated July 12,
                  2001 (originally dated December 2, 1999, and amended on
                  December 13, 1999), between AmSurg Corp. and SunTrust Bank
                  Atlanta, including the Form of Rights Certificate (Exhibit A) and the Form of Summary of Rights (Exhibit B) (incorporated by reference to Exhibit 1 of the Registration Statement on Form
                  8-A/A-4 (filed with the Commission on July 13, 2001))

5.1               Opinion of Bass, Berry & Sims PLC

23.1              Consent of Deloitte & Touche, LLP

23.2              Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

24.1              Power of Attorney (included on page II-2)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 24th day of July, 2001.

                                   AMSURG CORP.


                                   By:      /s/ Claire M. Gulmi
                                       -------------------------------------
                                   Claire M. Gulmi
                                   Senior Vice President, Chief Financial
                                   Officer, Secretary

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Ken P. McDonald and Claire M. Gulmi, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                                      Date
---------                           -----                                      ----

/s/ Ken P. McDonald                 President and Chief Executive Officer      July  24, 2001
-----------------------------       (Principal Executive Officer)
Ken P. McDonald

/s/ Claire M. Gulmi                 Senior Vice President, Chief               July  24, 2001
-----------------------------       Financial Officer and Secretary
Claire M. Gulmi                     (Principal Financial and Accounting
                                    Officer)

/s/ Thomas G. Cigarran              Chairman of the Board                      July  24, 2001
-----------------------------
Thomas G. Cigarran

/s/ James A. Deal                   Director                                   July  24, 2001
-----------------------------
James A. Deal

                                    Director                                   July    , 2001
-----------------------------
Steven I. Geringer

/s/ Debora A. Guthrie               Director                                   July  24, 2001
-----------------------------
Debora A. Guthrie


                                    Director                                   July    , 2001
-----------------------------
Henry D. Herr

/s/ Bergein F. Overholt, M.D.       Director                                   July  24, 2001
-----------------------------
Bergein F. Overholt, M.D.

                                  EXHIBIT INDEX

     Exhibit Number        Description
     --------------        -----------------------------------------------------

          4.1              AmSurg Corp. 1997 Stock Incentive Plan, as amended
                           (restated for SEC filing purposes only)

          4.2 Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to the the Registration
                           Statement on Form 10/A-4 (filed with the Commission on July 13, 2001))

          4.3              Article 7 of the Company's Second Amended and
                           Restated Charter (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form
                           10/A-4 (filed with the Commission on July 13, 2001))

          4.4              Article 2 of the Company's Amended and Restated
                           Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 10, as amended
                           (filed with the Commission on March 11, 1997))

          4.5              First Amendment to the Company's Amended and Restated
                           Bylaws

          4.6              Second Amended and Restated Rights Agreement dated
                           July 12, 2001 (originally dated December 2, 1999, and amended on December 13, 1999), between AmSurg Corp.
                           and SunTrust Bank Atlanta, including the Form of Rights Certificate (Exhibit A) and the Form of
                           Summary of Rights (Exhibit B) (incorporated by reference to Exhibit 1 of the Registration Statement on Form 8-A/A-4 (filed with the Commission on July
                           13, 2001))

          5.1              Opinion of Bass, Berry & Sims PLC

          23.1             Consent of Deloitte & Touche, LLP

          23.2             Consent of Bass, Berry & Sims PLC (included in
                           Exhibit 5)

          24.1             Power of Attorney (included on page II-2)